EXHIBIT 16(A)


August 3, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 27, 1999 of Coeur d'Alene Mines Corporation and are in agreement with the statements contained in the first and second sentences of the first paragraph and first and second sentences of the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                          Very truly yours,

                                                          /s/ERNST & YOUNG LLP
                                                          --------------------
                                                          Ernst & Young LLP